For period ending June 30, 1996                        /Attachment 77C
File Number 811-3504

                         RMA Tax-Free Fund

                         Special Meeting held May 1, 1996


To vote for or against the following changes
to the Fund's fundamental investment
restrictions and policies:        Shares Voted    Shares Voted     Shares
                                       For          Against        Abstain

Modification of fundamental restriction
on portfolio diversification for
diversified funds:                994,034,112     24,991,124    142,526,913

Modification of fundamental
restriction on concentration:     994,023,646     25,001,590    142,526,913

Modification of fundamental
restriction on senior
securities and borrowing:         991,509,208     27,516,028    142,526,913

Modification of fundamental
restriction on making loans:      993,769,323     25,255,914    142,526,912

Modification of fundamental restriction
on underwriting securities:       993,975,992     25,049,244    142,526,913

Modification of fundamental restriction
on real estate investments:       993,796,856     25,228,380    142,526,913

Modification of fundamental restriction
on investing in commodities:      991,020,912     28,004,324    142,526,913

Elimination of fundamental restriction
on pledging portfolio securities:  991,775,551     27,249,685    142,526,913

Elimination of fundamental restriction
on margin transactions:           991,413,423     27,611,813     142,526,913

Elimination of fundamental
 restriction on short sales:      991,535,016     27,490,221     142,526,912

Elimination of fundamental restriction
on investments in oil, gas and
mineral leases and programs:       993,921,069    25,104,167     142,526,913

Elimination of fundamental
restriction on investments in
other investment companies:        992,063,356    26,961,880     142,526,913

To vote for or against the approval
of Amended and Restated
Articles of Incorporation:        981,728,521     27,324,556     152,499,072


(Broker non-votes and abstentions are included within the "Shares Abstain" totals.)

     In addition to the items noted above, the Fund's shareholders (i) elected board members and (ii) ratified the selection of independent auditors. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action on these two proposals since there were no solicitations in opposition to the registrant's nominees and all of the nominees were elected.

     A more complete description of each of the proposals referred to above is hereby incorporated by referenced to the Fund's proxy materials relating to the Special Meeting of Shareholders dated February 28, 1996. These
Schedule 14A materials were filed with the Securities and Exchange Commission via EDGAR on February 28, 1996; the accession code number was 0000889812-96-000186.